Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Ginger L. Graham, the President and Chief Executive Officer of Amylin Pharmaceuticals, Inc. (the “Company”), and Mark G. Foletta, the Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.                                      The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                      The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:   August 6, 2004

/s/ GINGER L. GRAHAM	/s/ MARK G. FOLETTA
Ginger L. Graham	Mark G. Foletta
President and	Vice President and Chief Financial Officer
Chief Executive Officer